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                                                                   EXHIBIT 10.10


                                   AGREEMENT


          This Agreement is made as of this 2nd day of January 1997 by and between S2 Golf Inc., a New Jersey Corporation with its principal place of business in Fairfield, New Jersey ("S2") and Randy A. Hamill of Boonton Township, New Jersey ("RAH") as follows:

                                R E C I T A L S

          WHEREAS, on May 20, 1991, the Board of Directors of S2 authorized the grant to RAH of common stock options for 360,000 shares of S2's common stock (the "Old Option"). The exercise price for each share of common stock was $1.25 (the "Old Exercise Price"); and

          WHEREAS, the Old Exercise Price and the number of shares exercisable under the Old Option were adjusted for a subsequent 1 for 4 reverse stock split thereby adjusting (A) the number of shares subject to this Old Option to 90,000 and (B) the Old Exercise Price for such shares to $5.00 per share. The Old Option remains fully exercisable; and

          WHEREAS, S2 and RAH desire to mutually cancel and forever terminate the Old Option; and

          WHEREAS, S2 desires to grant new options to RAH.

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          NOW, THEREFORE, in mutual consideration of the covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Old Options.  RAH and S2 hereby mutually agree to cancel and forever
         -----------
terminate the Old Option, such cancellation and termination to become effective on July 7, 1997. At all times prior to July 7, 1997, the Old Option will be fully exercisable by RAH.

     2.  New Options.  Effective January 2, 1997 (the "Grant Date"), S2 hereby
         -----------
grants to RAH common stock options for 40,000 shares of S2's common stock (the "New Option"). The exercise price for each share of common stock exercisable shall be the market value of a single share of S2 common stock on the Grant Date (the "Exercise Price"). The market value shall be determined by taking the average of S2's NASDAQ bid and ask closing price per share on the Grant Date.
On January 2, 1997, such average was $0.9375 per share. The New Option shall become fully exercisable immediately upon the complete execution of this Agreement.

     3.  Adjustments.  The Exercise Price and the number of shares exercisable
         -----------
under the New Option shall be adjusted accordingly for any subsequent common stock splits, reverse common stock splits, recapitalizations, etc.

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     4.  Change in Control.
         -----------------

          (i) Notwithstanding any other provision of this paragraph 4 to the contrary, if, subsequent to the Grant Date, a "change in control" (as defined below) of S2 occurs, then the exercise price for each previously unexercised share subject to the New Option shall be either (a) one (1) cent ($.01) or (b) the lowest greater exercise price per share which will not cause the value to RAH of all the shares of the New Option exercised upon such "change in control" to be considered an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended; provided, however, that in no event shall the exercise price of the then otherwise "exercisable" shares of the New Option be in excess of the Exercise Price.

          (ii) For purposes of subparagraph 4(i), a "change in control" shall be deemed to have occurred if (A) S2 shall be merged or consolidated with any corporation (other than with any of its subsidiaries), (B) S2 shall sell all or substantially all of its operating properties and assets or (C) any person (including any person, association, corporation or other entity) becomes a beneficial owner, directly or indirectly, of securities of S2 representing more than 50% of the combined voting power of S2's then outstanding securities.

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     5.  Redemption Upon RAH's Death.
         ---------------------------

          (i)  In the event that (A) RAH dies while in the employ of S2; and,
                                                                         ---
(B) no portion of the New Option has been exercised by RAH or his estate; and,
    --                                                                    ---
(C) S2 has received $500,000 as beneficiary of a life insurance policy on RAH's life, then RAH's estate may sell, assign and transfer the entirety (but not less than the entirety) of RAH's New Option to S2 in exchange for the payment by S2 to RAH's estate of $500,000 in cash. RAH's estate may elect the provisions of this subparagraph 5(i) at any time within one year following the date of RAH's death by written notice to S2.

          (ii) In the event that (A) RAH dies while in the employ of S2; and,
                                                                         ---
(B) some portion (or all) of the New Option has been exercised by RAH or his estate; and, (C) S2 has received $500,000 as beneficiary of a life insurance
        ---
policy on RAH's life, then RAH's estate may, after having exercised all
                      ----
previously unexercised New Options and paying to S2 the applicable Exercise Price therefor, choose either of the following two options with respect to the redemption, by S2, of the shares underlying the New Option:

          (A)  Retain all of the shares; or

          (B) Redeem up to 39,999 shares, received at any time upon exercise of the New Option, at the then fair market value per share; provided, however, that S2 will not be required to redeem a number of shares any greater than
                  ---
     that

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     number of shares that would cause the redemption proceeds received by
     RAH's estate to exceed the sum of (i) the Exercise Price times the number of shares being redeemed plus (ii) $500,000.
                              ----

RAH's estate may elect the provision of this subparagraph 5(ii) at any time within one year following the date of RAH's death by written notice to S2.

     6.   Maintenance of Life Insurance Policy.   S2 covenants and agrees to
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maintain and keep in force throughout the period of RAH's employ, that certain life insurance policy on RAH's life referred to throughout paragraph 5.

     7.  Binding Effect.  This Amendment shall be binding upon the parties
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hereto, their heirs, legal representatives, successors and permitted assigns.

     8.  Governing Law.  This Amendment shall in all respects be governed by and
         -------------
construed in accordance with the laws of the State of New Jersey.

     9.   Entire Agreement; No Oral Modification.
          --------------------------------------

          This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof, supersedes any and all prior or contemporaneous

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negotiations, offers or agreements with respect hereto and may not be changed, altered, modified or terminated except by a further instrument in writing duly executed by RAH and S2. The failure of any party hereto at any time to enforce any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Agreement or any part thereof, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              S2 GOLF INC.



                              By:   /s/ Robert L. Ross
                                    ______________________________
                                    Robert L. Ross
                                    Chairman and Chief Executive
                                    Officer


                               /s/ Randy A. Hamill
                              _____________________________(L.S.)
                              Randy A. Hamill

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